EXHIBIT 5.10

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

June 20, 2006

CRC Health Corporation

20400 Stevens Creek Boulevard

Suite 600

Cupertino, California

Re:	$200,000,000 aggregate principal amount 10 3/4% Senior Subordinated Notes due February 1, 2016 of CRC Health Corporation issued in exchange for $200,000,000 aggregate principal amount 10 3/4% Senior Subordinated Notes due February 1, 2016 of CRC Health Corporation and the related Exchange Guarantees

Ladies and Gentlemen:

We have acted as local corporate counsel in the Commonwealth of Pennsylvania (the “State”) to White Deer Realty, Ltd. and White Deer Run, Inc., each a Pennsylvania corporation (each, a “Guarantor” and collectively, the “Guarantors”), in connection with (i) the proposed issuance by CRC Health Corporation, a Delaware corporation (the “Issuer”), in an exchange offer (the “Exchange Offer”) of $200,000,000 aggregate principal amount of 10 3/4% Senior Subordinated Notes due February 1, 2016 (the “Exchange Notes”), which are to be registered under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for a like principal amount of the Issuer’s outstanding 10 3/4% Senior Subordinated Notes due February 1, 2016 (the “Initial Notes”), which have not been, and will not be, so registered, and (ii) the guarantee of the Exchange Notes (the “Exchange Guarantees”) by the Guarantors.

The Initial Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture dated as of February 6, 2006, (the “Indenture”) between the Issuer, CRCA Merger Corporation, a Delaware corporation, the Guarantors, the other subsidiaries named on the signature pages thereto and U.S. Bank National Association, as trustee. The terms of the Exchange Guarantees are contained in the Indenture and the Exchange Guarantees will be issued pursuant to the Indenture. Capitalized terms defined in the Indenture and not otherwise defined herein are used herein with the meanings so defined.

We have examined such documents and matters of law and made such other investigation as we have deemed appropriate to render the opinion set forth below. As to matters of fact

CRC Health Corporation

June 20, 2006

material to our opinion, we have relied, without independent verification, on representations made in the Indenture, certificates and other documents and other inquiries of officers of the Issuer and the Guarantors and of public officials.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents.

Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1.	The Guarantors are validly existing and in good standing under the laws of the State.

2.	The Indenture has been duly authorized and executed by the Guarantors.

3.	The Exchange Guarantees have been duly authorized by the Guarantors.

Our opinion is limited to matters arising under Pennsylvania law.

We consent to the incorporation by reference of this opinion in the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Issuer and the Guarantors with the Securities and Exchange Commission for the purpose of registering the Exchange Notes and the Exchange Guarantees under the Securities Act and the filing of this opinion as an exhibit thereto and as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Exchange Guarantees. We also consent to the identification of our firm as local counsel to the Guarantors. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act. Ropes & Gray LLP may rely on this opinion in rendering their opinion to you with respect to the validity and enforceability of the Exchange Guarantees for inclusion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Ballard Spahr Andrews & Ingersoll, LLP

BALLARD SPAHR ANDREWS & INGERSOLL, LLP